FORD MOTOR COMPANY

By-Laws

As amended through December 11, 2025

BY-LAWS
OF
FORD MOTOR COMPANY

BY-LAWS

OF

FORD MOTOR COMPANY

ARTICLE I

OFFICES

    The registered office of the Company shall be in the City of Wilmington, County of New Castle, State of Delaware. The Company may also have an office in the City of Dearborn, State of Michigan, and at such other places as the Board of Directors may from time to time determine or as the business of the Company may require. The books and records of the Company may be kept (except as otherwise provided by law) at the office of the Company in the City of Dearborn, State of Michigan, outside of the State of Delaware, or at such other places as from time to time may be determined by the Board of Directors.

ARTICLE II

STOCKHOLDERS

    Section 1. Annual Meeting.

    The annual meeting of the stockholders for the purpose of electing directors and of transacting such other business as may come before it shall be held at such date, place (if any) and time as may be fixed by resolution of the Board of Directors.

    Section 2. Special Meetings.

    Special meetings of the stockholders shall be held at the office of the Company in the City of Dearborn, State of Michigan, unless otherwise determined by resolution of the Board of Directors, whenever called by the Chair of the Board of Directors or the President, or by resolution of the Board of Directors, and by the Board of Directors upon written request submitted to the Corporate Secretary by or on behalf of the holders of thirty percent (30%) or more of the total number of outstanding shares of any class of stock the holders of which are entitled to vote on every matter that is to be voted on without regard to class at such meeting. Such written stockholder notice to the Secretary shall be submitted at the principal executive offices of the Company and shall include the requested date and time for such meeting and proper purpose thereof. The Board of Directors shall set the date, time, and place (if any) for such meeting and the record date for such meeting.

    Section 3. Notice of Meetings.

    Except as otherwise provided by law, not less than twenty (20) nor more than sixty (60) days’ notice of stockholders’ meetings shall be given by the Chair of the Board of Directors, the President or the Secretary to stockholders of record having voting power in respect of the business to be transacted thereat. The notice shall state the date, time and place (if any), the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. No business other than that stated in the notice shall be transacted at any special meeting. Any previously scheduled meeting of the stockholders may be postponed, rescheduled or, except for any special meeting properly requested by stockholders pursuant to Section 2 of this Article II, cancelled by the Board of Directors.

    Section 4. Quorum and Adjournment.

    At any meeting of the stockholders the number of shares the holders of which shall be present or represented by proxy in order to constitute a quorum for, and the votes that shall be necessary for, the transaction of any business shall be as expressly provided in Article FOURTH of the Restated Certificate of Incorporation of the Company (as it may be amended or restated from time to time, the “Certificate of Incorporation”). At any meeting of stockholders at which a quorum is not present, the chair of the meeting in accordance with Section 5 or the holders of shares entitled to cast a majority of all of the votes (computed, in the case of each share of Class B Stock, as provided in subsection 1.3 of said Article FOURTH) which could be cast at such meeting by the holders of outstanding shares of stock of the Company who are present in person or by proxy and who are entitled to vote on every matter that is to be voted on without regard to class at such meeting may adjourn the meeting from time to time. No notice of adjourned meetings needs to be given, except as required by law. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. At any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed.

    Section 5. Organization and Conduct of Meetings.

    The Chair of the Board of Directors, or in the Chair’s absence the Chief Executive Officer, or any other person designed by the Chair of the Board of Directors, the Chief Executive Officer or the Board of Directors, shall act as chair of meetings of the stockholders. The Board of Directors may designate any other officer or director of the Company to act as chair of any meeting in the absence of the Chair of the Board of Directors, and the Board of Directors may further provide for determining who shall act as chair of any stockholders meeting in the absence of the Chair of the Board of Directors and such designee. The person presiding over the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting.

    The Secretary of the Company shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting.

    The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting.

    Section 6. Proxies and Voting.

    Every stockholder entitled to vote at any meeting may vote in person or by proxy authorized by an instrument in writing or by an electronic transmission permitted by law filed in accordance with the procedures established for the meeting. No proxy shall be voted after three years from its date unless such proxy provides expressly for a longer period. Shares of the Company’s stock belonging to the Company shall not be voted upon directly or indirectly.

    Section 7. Stock Lists.
    A complete list of stockholders entitled to vote at any meeting of stockholders shall be prepared, in alphabetical order by class, by the Company no later than the tenth (10th) day before each meeting of stockholders and such list shall be open to the examination of any stockholder of record for any purpose germane to the meeting for a period of at least ten days ending on the day before the meeting date in accordance with the laws of the State of Delaware. The stock ledger shall be the only evidence of the identity of the stockholders entitled to examine such list.

    Section 8. Ratification.

    To the full extent permitted by applicable law, any transaction that is or may be void or voidable on the ground of lack of authority, defective or irregular execution, adverse interest of any director, officer or stockholder, nondisclosure, miscomputation or the application of improper principles or practices of accounting may be approved, ratified and confirmed by the Board of Directors or by the holders of Common Stock and the holders of Class B Stock voting as provided in subsection 1.6 of Article FOURTH of the Certificate of Incorporation, and, if so approved, ratified or confirmed, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said approval, ratification or confirmation shall be binding upon the Company and all of its stockholders.

    Section 9. Inspectors of Elections.

    All votes at any meeting of stockholders shall be determined by one or more inspectors of election appointed for the purpose either by the Board of Directors or by the person presiding over the meeting. The inspectors of election shall have the duties prescribed by the laws of the State of Delaware.

    Section 10. Notice of Stockholder Business and Nominations.

(A)Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Company’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any authorized committee thereof or (c) by any stockholder of the Company who was a stockholder of record of the Company at the time the notice provided for in this Section 10 is delivered to the Secretary and at the time of the annual meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 10.

        (2)    For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 10, the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company.

The minimum timeliness requirements of this paragraph shall apply despite any different timeline described in Rule 14a-19 or elsewhere in Regulation 14A under the Securities Exchange Act of 1934, as amended (as may be amended from time to time, the “Exchange Act”), including with respect to any statements or information required to be provided to the Company pursuant to Rule 14a-19 of the Exchange Act by a stockholder and not otherwise specified herein. In no event shall the public announcement of an adjournment, recess or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. Such stockholder’s notice shall set forth:

(a)as to each person whom the stockholder proposes to nominate for election as a director,

(i) the name, age, business address and residence address of such person,

(ii) the principal occupation or employment of such person,

(iii) the number of shares of each class and series of capital stock of the Company that are held of record or are beneficially owned by such person and by any Affiliates or Associates (each within the meaning of Rule 12b-2 promulgated under the Exchange Act for purposes of these By-Laws) of such person, including any such shares of capital stock of the Company with respect to which such person, or any Affiliates or Associates of such person, has the right to acquire beneficial ownership at any time in the future,

(iv) a description of any agreement, arrangement or understanding that has been entered into by, or on behalf of, such person with respect to the Company’s securities, whether or not any instrument or right in respect to such agreement, arrangement or understanding shall be subject to settlement in underlying shares of capital stock of the Company, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Company (including any agreement, arrangement or understanding, regardless of the form of settlement, with respect to any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares),

(v) any direct or indirect interest of such person, or any Affiliates or Associates of such person, in any employment agreement, collective bargaining agreement or consulting agreement with the Company,

(vi) all other information relating to such person, or any Affiliates or Associates of such person, that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, and

(viii) such person’s written consent to being named in the Company’s proxy statement as a nominee of the stockholder and to serving as a director if elected;

(b)as to any other business that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the Company, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting and (iv) any substantial interest (within the meaning of Item 5 of Regulation 14A under the Exchange Act) in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

(c)as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (ii) a representation as to whether such stockholder or such beneficial owner has complied with all applicable legal requirements in connection with its acquisition of shares or other securities of the Company, and (iii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

(d)as to each of the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, and any Affiliates or Associates of such stockholder or beneficial owner (each such person or entity contemplated by this clause (d), a “Proposing Person”),

(i) the number of shares of each class and series of capital stock of the Company that are held of record or are beneficially owned by such Proposing Person, including any such shares of capital stock of the Company with respect to which each such Proposing Person has a right to acquire beneficial ownership at any time in the future,

(ii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such Proposing Person and any other person (including any nominee), pertaining to the nomination(s) or other business proposed to be brought before the meeting of stockholders, including any agreements, arrangements or understandings relating to the funding of such nomination(s) or such proposal (including the funding of any proxy contest) and any agreements, arrangements or understandings relating to any compensation or payments to be paid to any proposed nominee(s) (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding),

(iii) a description of any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Company or any of its officers or directors, or any Affiliate of the Company,

(iv) a description of any agreement, arrangement or understanding that has been entered into by, or on behalf of, such Proposing Person with respect to the Company’s securities, whether or not any instrument or right in respect to such agreement, arrangement or understanding shall be subject to settlement in underlying shares of capital stock of the Company, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Proposing Person, with respect to securities of the Company (including any agreement, arrangement or understanding, regardless of the form of settlement, with respect to any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares),

(v) a representation whether the Proposing Person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination and/or (c) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the Company under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and/or form of proxy to holders of at least sixty-seven percent (67%) of the voting power of the Company’s capital stock entitled to vote generally in the election of directors,

(vi) a representation that promptly after any Proposing Person solicits the holders referred to in the representation required under the preceding clause, and in any event no later than five (5) business days before the applicable meeting, such Proposing Person will provide the Company with reasonable documentary evidence (as determined by the Company or one of its representatives, acting in good faith), which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and/or form of proxy to holders of such percentage of the Company’s stock,

(vii) any direct or indirect interest of such Proposing Person in any contract (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) with the Company, or any Affiliate of the Company,

(viii) all other information relating to such Proposing Person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder,

(x) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Company,

(xi) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Company, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Company, and

(xii) any performance-related fees (other than an asset-based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Company or any interests described in clause (d)(iv).

The foregoing notice requirements of this paragraph (A) of this Section 10 shall be deemed satisfied by a stockholder with respect to business other than a nomination, if the stockholder has notified the Company of such stockholder’s intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting. The Company may require any proposed nominee to furnish such other information as the Company may reasonably require to determine the eligibility of such proposed nominee under the Certificate of Incorporation, these By-Laws, the rules or regulations of any stock exchange applicable to the Company, or any law or regulation applicable to the Company to serve as a director of the Company.

        (3)    Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 10 to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 10 and there is no public announcement by the Company naming the nominees for the additional directorships or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 10 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

(B)Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Company who is a stockholder of record at the time the notice provided for in this Section 10 is delivered to the Secretary and at the time of the special meeting, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 10. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 10 shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which the Company first makes a public announcement of the date of the special meeting at which directors are to be elected. A stockholder’s notice to the Secretary shall comply with the notice requirements of Section 10(A)(2). The minimum timeliness requirements of this paragraph shall apply despite any different timeline described in Rule 14a-19 or elsewhere in Regulation 14A under the Exchange Act, including with respect to any statements or information required to be provided to the Company pursuant to Rule 14a-19 of the Exchange Act by a stockholder and not otherwise specified herein. In no event shall the public announcement of an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C)General. (1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible to be elected at an annual or special meeting of stockholders of the Company to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10. Except as otherwise provided by law, the chair of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 10 (including whether the Proposing Person solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(d)(v) of this Section 10) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 10, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Company to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Section 10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

        (2)    For purposes of this Section 10, (a) “public announcement” shall include disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder and (b) “close of business” shall mean 5:00 P.M., Eastern time.

(3)    Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of state and federal law, including the Exchange Act and the rules and regulations promulgated thereunder, the Certificate of Incorporation and these By-Laws with respect to the matters set forth in this Section 10; provided however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 10 (including paragraphs (A)(1)(c) and (B) hereof), and compliance with paragraphs (A)(1)(c) and (B) of this Section 10 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of paragraph (A)(2) of this Section 10, business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act). Nothing in this Section 10 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals or nominations in the Company’s proxy statement pursuant to applicable rules and regulations promulgated under the

Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

        (4)    In addition to the requirements set forth elsewhere in these By-Laws, to be eligible to be a nominee for election or re-election as a director of the Company, such proposed nominee or a person on such proposed nominee’s behalf must deliver (with respect to a nomination made by a stockholder pursuant to this Section 10, in accordance with the time periods for delivery of timely notice under this Section 10), to the Secretary at the principal executive offices of the Company a completed and signed questionnaire with respect to the background and qualification of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request by a stockholder of record no later than seven (7) business days after such written request is received) and a written representation and agreement (which form of representation and agreement shall be provided by the Secretary upon written request by a stockholder of record no later than seven (7) business days after such written request is received) that such proposed nominee (i) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company prior to or concurrently with the submission of the notice from the stockholder required by this Section 10 or (y) any Voting Commitment that could limit or interfere with such proposed nominee’s fiduciary duties under applicable law if elected as a director of the Company, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Company prior to or concurrently with the submission of the notice from the stockholder required by this Section 10, and (iii) would be in compliance, if elected as a director of the Company, and will comply with, all applicable publicly disclosed corporate governance, code of conduct and ethics, conflict of interest, confidentiality, corporate opportunities, trading and any other policies and guidelines of the Company applicable to directors.

        (5)    A stockholder providing notice of a proposed nomination for election to the Board of Directors (given pursuant to this Section 10) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice pursuant to clauses (A)(2) of this Section 10 shall be true and correct (x) as of the record date for the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Company not later than five (5) days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date for the meeting) and not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 10 or any other section of these By-Laws shall not limit the Company’s rights with respect to any deficiencies in any stockholder’s notice, extend any applicable deadlines under these By-Laws or enable or be deemed to permit a stockholder who has previously submitted a stockholder’s notice under these By-Laws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders.

        (6)    Notwithstanding anything to the contrary in these By-Laws, unless otherwise required by law, if any Proposing Person (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act (or has previously filed a preliminary or definitive proxy statement with the information required by Rule

14a-19(b)) with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Company that such Proposing Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Company’s proxy statement, notice of meeting or other proxy materials for any meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Company (which proxies and votes shall be disregarded). Upon request by the Company, if a stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act (or has previously filed a preliminary or definitive proxy statement with the information required by Rule 14a-19(b)), such Proposing Person shall deliver to the Secretary at the principal executive offices of the Company, no later than five (5) days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

        (7)     Any stockholder directly or indirectly soliciting proxies from other stockholders in connection with any annual or special meeting of stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by or on behalf of the Board of Directors.

    Section 11. Remote Communication.

    For the purposes of these By-Laws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication:

(A)participate in a meeting of stockholders; and

(B)be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Company shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company

ARTICLE III

BOARD OF DIRECTORS

    Section 1. Number, Term of Office and Eligibility.

    Except as provided by the laws of the State of Delaware or by the Certificate of Incorporation, the business and affairs of the Company shall be managed by or under the direction of a Board of Directors of not less than ten and not more than twenty directors, the exact number of which shall be fixed from time to time by resolution of the Board. Each director shall be elected annually by ballot by the holders of Common Stock and the holders of Class B Stock voting as provided in subsection 1.6 of Article FOURTH of the Certificate of

Incorporation, at the annual meeting of stockholders, to serve until such director’s successor shall have been elected and shall have qualified.

Section 2. Meetings.

    The directors may hold their meetings outside of the State of Delaware, at the office of the Company in the City of Dearborn, State of Michigan, or at such other place, if any, as from time to time they may determine.

    Regular meetings of the Board of Directors may be held at such time and place, if any, as shall from time to time be determined by the Board of Directors.

    Special meetings of the Board of Directors shall be held whenever called (i) by the Chair of the Board of Directors or the President or (ii) by the Secretary at the written request of one-third of the directors then in office.

    Section 3. Notice of Meetings.

    The Secretary or an Assistant Secretary shall give notice of the time and place of holding of meetings of the Board of Directors or any committee of the Board of Directors by mailing such notice not later than during the second (2nd) day preceding the day on which such meeting is to be held, or by sending a facsimile or electronic transmission or other form of recorded communication containing such notice or delivering such notice personally or by telephone not later than during the first day preceding the day on which such meeting is to be held to each director of the Board of Directors or such committee, as the case may be.

    The purpose of any regular or special meeting of the Board of Directors need not be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting, either before or after such meeting. Unless otherwise stated in the notice thereof any and all business may be transacted at any meeting.

    Section 4. Quorum and Organization of Meetings.

    A third of the total number of members of the Board of Directors then in office, but in no event less than three, shall constitute a quorum for the transaction of business; but if at any meeting of the Board of Directors, there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or by the Certificate of Incorporation, or by these By-Laws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting.

    The Board of Directors shall elect one of its members to be Chair of the Board of Directors. The Chair of the Board of Directors shall lead the Board of Directors in fulfilling its responsibilities as set forth in these By-Laws, including its responsibility to oversee the performance of the Company, and shall determine the agenda and perform all other duties and exercise all other powers which are or from time to time may be delegated to the Chair by the Board of Directors.

    Meetings of the Board of Directors shall be presided over by the Chair of the Board of Directors, or in the Chair’s absence, by such other person as the Board of Directors may designate or the members present may select.

    Section 5. Manner of Acting.

(A)Members of the Board of Directors, or any committee thereof, may participate in any meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating therein can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(B)Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained.

    Section 6. Powers.

    In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors shall have and may exercise all such powers of the Company and do all such lawful acts and things that are not by statute or by the Certificate of Incorporation, or by these By-Laws directed or required to be exercised or done by the stockholders.

    Section 7. Reliance upon Books, Reports and Records.

    Each director, each member of any committee designated by the Board of Directors and each officer, in the performance of such director’s, committee member’s or officer’s duties, shall be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Company.

    Section 8. Compensation of Directors.

    Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, services as Chair of the Board of Directors, or members of committees of the directors or as chairs thereof; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

ARTICLE IV

COMMITTEES

    Section 1. Committees of the Board of Directors.

    The Board of Directors may from time to time create or eliminate one or more standing committees of the Board of Directors, including but not limited to: an Audit Committee, a Compensation, Talent and Culture Committee, a Sustainability, Innovation and Policy Committee, a Finance Committee and a Nominating and Governance Committee. Each such standing committee shall have such powers as may be delegated to it by the Board of Directors. The Board of Directors may from time to time establish additional standing committees or special or other committees of the Board of Directors, each of which shall have such powers and functions as may be delegated to it by the Board of Directors. Each such committee shall consist of two or more directors, the exact number being determined from time to time by the Board of Directors; provided, however, that membership on the Audit Committee, the Compensation, Talent and Culture Committee and the Nominating and Governance Committee shall be limited to directors who are not officers or employees of the Company. Designations of the Chair and members of each such committee, and, if desired, a Vice Chair and alternates for members, shall be made by the Board of Directors; provided that the Board of Directors may delegate the selection of a Chair or Vice Chair of any committee to the committee. Each such committee shall have a secretary who shall be designated by its chair. A vice chair or another member of a committee selected by the committee shall act as the chair of the committee in the absence or disability of the chair. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not a quorum exists, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

     Section 2. Rules and Procedures.

    Each committee may fix its own rules and procedures and shall meet at such times and places as may be provided by such rules, by resolution of the committee or by call of the chair or vice chair. Notice of meeting of each committee, other than of regular meetings provided for by its rules or resolutions, shall be given to committee members in accordance with Section 3 of Article III of these By-Laws. The presence of one-third of its members, but not less than two, shall constitute a quorum of any committee, and all questions shall be decided by a majority vote of the members present at the meeting. All action taken at each committee meeting shall be recorded in minutes of the meeting.

ARTICLE V

OFFICERS

    Section 1. Officers.

    The officers of the Company may consist of: an Executive Chair of the Board of Directors (“Executive Chair”), who shall be chosen from among the directors, a Chief Executive Officer and a President and a Chief Financial Officer who is also a Vice President or Vice Chair of the Company, and may also include one or more Vice Chairs of the Company, one or more Vice Presidents (any one or more of whom may be given an additional designation of rank, such as “Executive Vice President” or “Senior Vice President,” or function), a Treasurer, a Controller, a Secretary and such other officers as the Board of Directors may deem necessary, or desirable, each of whom shall be elected by the Board of Directors to hold office until such officer’s successor shall have been chosen and shall have qualified. The Board of Directors may elect or appoint one or more Assistant Treasurers and one or more Assistant Secretaries, each of whom shall have such authority, shall perform such duties and shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time more than one office.

Section 2. Chair of the Board.

    Subject to the provisions of these By-Laws, the Chair of the Board shall have all powers commonly incident to such position or which are or from time to time may be delegated to the Chair by the Board of Directors, or which are or may at any time be authorized or required by law.

    Section 3. Chief Executive Officer.

    Subject to the provisions of these By-Laws and to the direction of the Board of Directors and the Chair of the Board, the Chief Executive Officer shall have ultimate authority for decisions relating to the general management and control of the affairs and business of the Company and shall perform all other duties and exercise all other powers commonly incident to the position of Chief Executive Officer or which are or from time to time may be delegated to the Chief Executive Officer by the Chair of the Board or by the Board of Directors, or which are or may at any time be authorized or required by law. The Chief Executive Officer may redelegate from time to time and to the full extent permitted by law, in writing, to officers or employees of the Company any or all of such duties and powers, and any such redelegation may be either general or specific. Whenever the Chief Executive Officer so shall delegate any authority, the Chief Executive Officer shall file a copy of the redelegation with the Secretary of the Company.

    Section 4. President.

    There shall be a President of the Company who may also be the Chief Executive Officer of the Company. Subject to the provisions of these By-Laws and to the direction of the Board of Directors, the Chair of the Board and the Chief Executive Officer, the President shall have such powers and shall perform such duties as from time to time may be delegated to the President by the Board of Directors, the Chair of the Board or the Chief Executive Officer, or which are or may at any time be authorized or required by law.

    Section 5. Vice Chairs of the Company and Vice Presidents.

    Each of the Vice Chairs of the Company and each of the Vice Presidents who are officers of the Company shall have such powers and shall perform such duties as may be delegated to such officers by the Board of Directors, by the Chair of the Board or by the President.

    In addition, the Board of Directors shall designate one of the Vice Chairs of the Company or Vice Presidents as the Chief Financial Officer, who, among such officer’s other powers and duties, shall provide and maintain, subject to the direction of the Board of Directors and the Finance Committee, financial and accounting controls over the business and affairs of the Company. Such office shall maintain, among others, adequate records of the assets, liabilities and financial transactions of the Company, and shall direct the preparation of financial statements, reports and analyses. The Chief Financial Officer shall perform such other duties and exercise such other powers as are incident to such functions, subject to the control of the Board of Directors.

    Section 6. Treasurer and Assistant Treasurer.

    The Treasurer, subject to the direction of the Board of Directors, shall have the care and custody of all funds and securities which may come into the Treasurer’s hands. When necessary or proper the Treasurer shall endorse on behalf of the Company, for collection, checks, notes and other obligations, and shall deposit all funds of the Company in such banks or other depositaries as may be designated by the Board of Directors or by such officers or employees as may be authorized by the Board of Directors so to designate. The Treasurer shall perform all acts incident to the office of Treasurer, subject to the control of the Board of Directors. The Treasurer may be required to give a bond for the faithful discharge of the Treasurer’s duties, in such sum and upon such conditions as the Board of Directors may require.

    At the request of the Treasurer, any Assistant Treasurer, in the case of the absence or inability to act of the Treasurer, temporarily may act in the Treasurer’s place. In the case of the death of the Treasurer, or in the case of the Treasurer’s absence or inability to act without having designated an Assistant Treasurer to act temporarily in the Treasurer’s place, the Assistant Treasurer so to perform the duties of the Treasurer shall be designated by the Chair of the Board, the President or a Vice Chair of the Company.

    Section 7. Secretary and Assistant Secretary.

    The Secretary shall keep the minutes of the meetings of the stockholders and of the Board of Directors, and, when required, the minutes of meetings of the committees, and shall be responsible for the custody of all such minutes. Subject to the direction of the Board of Directors, the Secretary shall have custody of the stock ledgers and documents of the Company. The Secretary shall have custody of the corporate seal and shall affix and attest such seal to any instrument whose execution under seal shall have been duly authorized. The Secretary shall give notice of meetings and, subject to the direction of the Board of Directors, shall perform all other duties and enjoy all other powers commonly incident to the Secretary’s office.

    At the request of the Secretary, any Assistant Secretary, in the case of the absence or inability to act of the Secretary, temporarily may act in the Secretary’s place. In the case of the death of the Secretary, or in the case of the Secretary’s absence or inability to act without having designated an Assistant Secretary to act temporarily in the Secretary’s place, the Assistant Secretary or other person so to perform the duties of the Secretary shall be designated by the Chair of the Board, the President or a Vice Chair of the Company.

Section 8. General Counsel.

    The Company may have a General Counsel who shall be appointed by the Board of Directors and who shall have general supervision of all matters of a legal nature concerning the Company.

    Section 9. Controller.

    The Controller shall have such powers and shall perform such duties as may be delegated to the Controller by the Board of Directors, the Chair of the Board, the President, or the appropriate Vice Chair of the Company or Vice President.

    Section 10. Removal and Resignations.

    Any officer may be removed, either with or without cause, by the Board of Directors at any meeting thereof. Any officer of the Company may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Chair of the Board. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE VI

DIRECTOR RESIGNATIONS, REMOVALS AND VACANCIES

    Section 1. Resignations.

    Any director, officer or agent of the Company, or any member of any committee, may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors, to the Chair of the Board of Directors, to the President or to the Secretary of the Company. Any such resignation shall take effect at the time specified therein, or if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective unless the resignation requires acceptance.

Section 2. Removals.

    At any meeting thereof called for the purpose, the holders of Common Stock and the holders of Class B Stock voting as provided in subsection 1.6 of Article FOURTH of the Certificate of Incorporation, may remove from office or terminate the employment of any director, officer or agent with or without cause.

    Section 3. Vacancies.

    Any vacancy in the office of any director through death, resignation, removal, disqualification, increase in the number of directors or other cause may be filled by the directors then in office (in the case of vacancies in the Board, by the affirmative vote of a majority of the directors then in office, even though less than a quorum) and the person so elected shall hold office until such person’s successor shall have been elected and shall have qualified.

ARTICLE VII

CAPITAL STOCK - SEAL

    Section 1. Certificates of Shares; Uncertificated Shares

    The shares of capital stock of the Company shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock (other than Class B stock) shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates shall be entitled to have a certificate in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors. The certificates shall be signed by any two authorized officers of the Company (it being understood that each of the Chair of the Board, the President, a Vice Chair, a Vice President who is an officer of the Company, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary shall be an authorized officer for such purpose). Any and all signatures may be facsimiles.

    All certificates shall bear the name of the person owning the shares represented thereby, shall state the number of shares represented by such certificate and the date of issue; and such information shall be entered in the Company’s original stock ledger.

    Section 2. Addresses of Stockholders.

    It shall be the duty of every stockholder to notify the Company of such stockholder’s address and of any change therein. The latest address furnished by each stockholder shall be entered on the original stock ledger of the Company and the latest address appearing on such original stock ledger shall be deemed conclusively to be the address and the last-known address of such stockholder. If any stockholder shall fail to notify the Company of such stockholder’s address, it shall be sufficient to send corporate notices to such stockholder at the address, if any, understood by the Secretary to be such stockholder’s address. For purposes of this Section 2, the term “stockholder” refers to a person or entity who is a stockholder of record of the Company.

    Section 3. Lost, Destroyed or Stolen Certificate.

    Any person claiming a stock certificate in lieu of one lost, destroyed or stolen, shall give the Company an affidavit as to such person’s ownership of the certificate and of the facts which go to prove that it has been lost, destroyed or stolen. If required by the Board of Directors, such person also shall give the Company a bond, in such form as may be approved by the Board of Directors, sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate or uncertificated share.

    Section 4. Fixing a Record Date.

    The Board of Directors may fix in advance a date (i) not more than sixty (60) nor less than ten (10) days preceding the date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, (ii) not more than sixty (60) days preceding the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect (other than conversions or exchanges pursuant to Sections 2, 3 or 4 of Article FOURTH of the Certificate of Incorporation) as a record date for the determination of stockholder entitled to payment of any such dividend or to any such allotment of rights or to exercise the rights in respect of any such change, or conversion or exchange of stock (other than conversions or exchanges pursuant to Sections 2, 3 or 4 of Article FOURTH of the Certificate of Incorporation, or (iii) not more than ten (10) days after adoption of the resolution fixing such date, as a record date for the determination of the stockholders entitled to consent in writing to corporate action; and in any such case, such stockholders and only such stockholders, as shall be stockholders of record on the date so fixed, shall be entitled, subject to the provisions of Article FOURTH of the Certificate of Incorporation), to such notice of and to vote at such meeting and any adjournment thereof or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Company after such record date.
    Section 5. Regulations.

    The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with any of the provisions of Sections 2, 3, 4 or 5 of Article FOURTH of the Certificate of Incorporation, as it may deem expedient, concerning the issue, transfer and registration of certificates for shares of the stock of the Company.

     Section 6. Corporate Seal.

    The corporate seal shall have inscribed thereon the name of the Company, the year of its organization and the words “Corporate Seal” and “Delaware.” If and when so authorized by the Board of Directors, a duplicate of the seal may be kept and used by the Secretary or Treasurer or by any Assistant Secretary or Assistant Treasurer.

ARTICLE VIII

EXECUTION OF CONTRACTS AND OTHER DOCUMENTS

    Section 1. Contracts, etc.

    Except as otherwise prescribed in these By-Laws, such officers, employees or agents of the Company as shall be specified by the Board of Directors shall sign, in the name and on behalf of the Company, all deeds, bonds, contracts, mortgages and other instruments or documents, the execution of which shall be authorized by the Board of Directors; and such authority may be general or confined to specific instances. Except as so authorized by the Board of Directors, no officer, agent or employee of the Company shall have power or authority to bind the Company by any contract or engagement or to pledge, mortgage, sell or otherwise dispose of its credit or any of its property or to render it pecuniarily liable for any purpose or in any amount.

    Section 2. Checks, Drafts, etc.

    Except as otherwise provided in these By-Laws, all checks, drafts, notes, bonds, bills of exchange or other orders, instruments or obligations for the payment of money shall be signed by such officer or officers, employee or employees, or agent or agents, as the Board of Directors shall by resolution direct. The Board of Directors may, in its discretion, also provide by resolution for the countersignature or registration of any or all such orders, instruments or obligations for the payment of money.

ARTICLE IX

FISCAL YEAR

    The fiscal year of the Company shall begin the first day of January in each year.

ARTICLE X

MISCELLANEOUS

    Section 1. Original Stock Ledger.

    As used in these By-Laws and in the Certificate of Incorporation, the words “original stock ledger” shall mean the record maintained by the Secretary of the Company of the name and address of each of the holders of record of shares of any class or series of stock of the Company, and the number of shares and the numbers of the certificates for such shares held by each of them, taking into account transfers at the time made by and recorded on the transfer sheets of each of the Transfer Agents of the Company although such transfers may not then have been posted in the record maintained by the Secretary.

    Section 2. Notices and Waivers Thereof.

    Whenever any notice whatever is required by these By-Laws or by the Certificate of Incorporation, or by any of the laws of the State of Delaware to be given to any stockholder, director or officer, such notice, except as otherwise provided by the laws of the State of Delaware, may be given personally or by telephone or be given by facsimile or, to the extent permissible by the laws of the State of Delaware, electronic transmission or other form of recorded communication addressed to such stockholder at the address set forth as provided in Section 2 of Article VII, or to such director or officer at such director’s or officer’s Company location, if any, or at such address as appears on the books of the Company, or the notice may be given in writing by depositing the same in a post office, or in a regularly maintained letter box, in a postpaid, sealed wrapper addressed to such stockholder at the address set forth in Section 2 of Article VII, or to such director or officer at such director’s or officer’s Company location, if any, or such address as appears on the books of the Company.

    Any notice given by facsimile or electronic transmission or other form of recorded communication shall be deemed to have been given as provided by the laws of the State of Delaware or, if not so provided, when it shall have been transmitted or delivered for transmission, as applicable. Any notice given by mail shall be deemed to have been given when it shall have been mailed. Any notice given by any other permissible means shall be deemed to have been given as provided by the laws of the State of Delaware.

    A waiver of any such notice in writing, including by facsimile or electronic transmission or other form of recorded communication, signed or dispatched by the person entitled to such notice or by such person’s authorized attorney, whether before or after the time stated therein, shall be deemed equivalent to the notice required to be given, and the presence at any meeting of any person entitled to notice thereof shall be deemed a waiver of such notice as to such person.

Section 3. Voting upon Stocks.

    The Board of Directors (whose authorization in this connection shall be necessary in all cases) may from time to time appoint an attorney or attorneys or agent or agents of the Company, or may at any time or from time to time authorize the Chair of the Board, the President, any Vice Chair of the Company, any Vice President who is an officer of the Company, the Treasurer or the Secretary to appoint an attorney or attorneys or agent or agents of the Company, in the name and on behalf of the Company, to cast the votes which the Company may be entitled to cast as a stockholder or otherwise in any other corporation or association, any of the stock or securities of which may be held by the Company, at meetings of the holders of the stock or other securities of such other corporation or association, or to consent in writing to any action by any such other corporation or association, and the Board of Directors or any aforesaid officer so authorized may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and the Board of Directors or any aforesaid officer so authorized may from time to time authorize the execution and delivery, on behalf of the Company and under its corporate seal, or otherwise, of such written proxies, consents, waivers or other instruments as may be deemed necessary or proper in the premises.

Section 4. Books and Records.

    (a) Any books or records administered by or on behalf of the Company in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided, however, that the books and records so kept can be converted into clearly legible paper form within a reasonable time. The Company shall so convert any books or records so kept upon the request of any person entitled to inspect such records pursuant to the Certificate of Incorporation, these By-Laws, or the provisions of the Delaware General Corporation Law.

    (b) Except to the extent otherwise required by law, or by the Certificate of Incorporation, or by these By-Laws, the Board of Directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the stock ledger, books, records, and accounts of the Company, or any of them, shall be open to inspection by the stockholders and the stockholders’ rights, if any, in respect thereof. Except as otherwise provided by law, the stock ledger shall be the only evidence of the identity of the stockholders entitled to examine the stock ledger, the books, records, or accounts of the Company.

    Section 5. Certain Definitions.

    For purposes of these By-Laws:

(A)“Affiliate” has the meaning ascribed to it in Rule 12b-2 promulgated under the Exchange Act.

(B)“Associate” has the meaning ascribed to it in Rule 12b-2 promulgated under the Exchange Act.

(C)“Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, 1 or more electronic networks or databases (including 1 or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE XI

AMENDMENTS

    The Board of Directors shall have power to make, alter, amend or repeal the By-Laws of the Company by vote of not less than a majority of the entire Board at any meeting of the Board. The holders of Common Stock and the holders of Class B Stock voting as provided in subsection 1.6 of Article FOURTH of the Certificate of Incorporation, shall have power to make, alter, amend or repeal the By-Laws at any regular or special meeting, if the substance of such amendment be contained in the notice of such meeting of stockholders.

ARTICLE XII

EXCLUSIVE FORUM FOR ADJUDICATION OF DISPUTES

    Unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws (in each case, as they may be amended from time to time) or as to which the laws of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or if the Court of Chancery of the State of Delaware does not have jurisdiction then any other state court located in the State of Delaware, or if no state court in the State of Delaware has jurisdiction then the federal district court for the State of Delaware). Unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act of 1933, or any rule or regulation promulgated thereunder, shall be the federal district courts of the United States. The Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another state court of the State of Delaware, or if no state court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall have the fullest authority allowed by law to issue an anti-suit injunction to enforce this forum selection clause and to preclude suit in any other forum. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company shall be deemed to consent to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another state court of the State of Delaware, or if no state court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in any proceeding brought to enjoin, or otherwise enforce this Article XII with respect to, any action by that person or entity that is inconsistent with the exclusive jurisdiction provided for in this Article XII (an “Inconsistent Action”) and (ii) having service of process made upon such person or entity in any such proceeding by service upon such person’s or entity’s counsel in such Inconsistent Action as agent for such person or entity.